Exhibit 10.3

EMPLOYEE MATTERS AGREEMENT

BY AND BETWEEN

COVIDIEN PLC

AND

MALLINCKRODT PLC

DATED AS OF [—]

-i-

-ii-

EMPLOYEE MATTERS AGREEMENT

THIS EMPLOYEE MATTERS AGREEMENT, made and entered into effective as of [—] (this “Agreement”), is by and between Covidien plc, an Irish public limited company (“Covidien”), and Mallinckrodt plc, an Irish public limited company (“Mallinckrodt”). Covidien and Mallinckrodt are also referred to in this Agreement individually as, a “Party” and collectively, as the “Parties.” Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Article II.

RECITALS

WHEREAS, Covidien has determined that it would be appropriate, desirable and in the best interests of Covidien and its shareholders to separate the Mallinckrodt Business from Covidien;

WHEREAS, Covidien and Mallinckrodt have entered into the Separation and Distribution Agreement, dated [                    ], 2013 (the “Separation Agreement”), in connection with the separation of the Mallinckrodt Business from Covidien and the Distribution of Mallinckrodt Ordinary Shares to shareholders of Covidien;

WHEREAS, the Separation Agreement also provides for the execution and delivery of certain other agreements, including this Agreement, in order to facilitate and provide for the separation of Mallinckrodt and its Subsidiaries from Covidien; and

WHEREAS, in order to ensure an orderly transition under the Separation Agreement, it will be necessary for the Parties to allocate between them certain Assets and Liabilities with respect to certain employee compensation and benefit plans and programs, and to address certain other employment matters.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

GENERAL PRINCIPLES FOR ALLOCATION OF LIABILITIES

Section 1.1 General Principles. (a) Except as otherwise provided in this Agreement, the Separation Agreement or any Ancillary Agreement, effective as of the Distribution Date or earlier, one or more members of the Mallinckrodt Group (as determined by Mallinckrodt) shall assume or continue the sponsorship of, and shall pay, perform and discharge, and no Covidien Entity shall have any Liability with respect to or under, the following agreements, obligations and Liabilities, and Mallinckrodt shall indemnify each Covidien Entity, and the officers, directors, and employees of each Covidien Entity, and hold them harmless with respect to such agreements, obligations and Liabilities:

(i) any and all wages, salaries, incentive compensation (as the same may be modified by this Agreement), commissions, bonuses, and any other employee compensation or benefits payable to or on behalf of any Mallinckrodt Group Employees after the Distribution Date, without regard to when such wages, salaries, incentive compensation, commissions, bonuses, or other employee compensation or benefits are or may have been earned;

(ii) any and all immigration-related, visa, work application or similar rights, obligations and Liabilities related to any Mallinckrodt Group Employees; and

(iii) any and all Liabilities and obligations whatsoever with respect to claims made by or with respect to any Mallinckrodt Group Employees in connection with any employee benefit plan, program or policy not retained or assumed by any Covidien Entity pursuant to this Agreement, the Separation Agreement or any Ancillary Agreement, including any such Liabilities relating to actions or omissions of or by any Mallinckrodt Entity or any officer, director, employee or agent thereof prior to, on or after the Distribution Date.

(b) Except as otherwise provided in this Agreement, effective as of the Effective Time, no Mallinckrodt Entity shall have any Liability for, and Covidien shall indemnify each Mallinckrodt Entity, and the officers, directors, and employees of each Mallinckrodt Entity, and hold them harmless with respect to any and all Liabilities and obligations whatsoever with respect to, claims made by or with respect to any Covidien Group Employees or Former Covidien Group Employees in connection with any employee benefit plan, program or policy not retained or assumed by any Mallinckrodt Entity pursuant to this Agreement, including such Liabilities relating to actions or omissions of or by any Covidien Entity or any officer, director, employee or agent thereof on, prior to or after the Distribution Date.

Section 1.2 Service Credit.

(a) Service for Eligibility, Vesting, and Benefit Purposes. Except as otherwise provided in any other provision of this Agreement, the Mallinckrodt Benefit Plans shall, and Mallinckrodt shall cause each Mallinckrodt Entity to, recognize each Mallinckrodt Group Employee’s and each Former Mallinckrodt Group Employee’s full service with any Covidien Entity on or prior to the Effective Time, to the same extent such service would be credited if it had been performed for a Mallinckrodt Entity, for purposes of eligibility, vesting and determination of level of benefits under any such Mallinckrodt Benefit Plan.

(b) Evidence of Prior Service. Notwithstanding anything to the contrary, but subject to applicable Law, upon reasonable request by either Party (the “Requesting Party”), the other Party (the “Providing Party”) will provide to the Requesting Party copies of any records available to the Providing Party to document the service, plan participation and membership of former Employees of the Providing Party who are then Employees of the Requesting Party, and will cooperate with the Requesting Party to resolve any discrepancies or obtain any missing data for purposes of determining benefit eligibility, participation, vesting and calculation of benefits with respect to any such Employee.

(c) Accrued Time Off. Mallinckrodt shall recognize and assume all Liability for all unused vacation, holiday, sick leave, flex days, personal days and paid-time off and other time-off benefits with respect to Mallinckrodt Group Employees which accrued on or prior to the Effective Time, and Mallinckrodt shall credit each Mallinckrodt Group Employee with such accrual.

(d) Leaves of Absence. Mallinckrodt will continue to apply the appropriate leave of absence policies applicable to inactive Mallinckrodt Group Employees who are on an approved leave of absence as of the Effective Time. Leaves of absence taken by Mallinckrodt Group Employees prior to the Effective Time shall be deemed to have been taken as employees of a Mallinckrodt Entity.

Section 1.3 Transition Services. The Parties acknowledge that the Covidien Group or the Mallinckrodt Group may provide administrative services for certain of the other Party’s benefit plans, programs or arrangements for a transitional period under the terms of a Transition Services Agreement. The Parties hereby agree to enter into any agreement necessary to implement a Transition Services Agreement, including but not limited to a business associate agreement (if required by HIPAA or other applicable health information privacy Laws).

Section 1.4 No Duplication or Acceleration of Benefits. Notwithstanding anything to the contrary in this Agreement, the Separation Agreement or any Ancillary Agreement, no participant in the Mallinckrodt 401(k) Plan, Mallinckrodt Health Plans or any other Mallinckrodt Benefit Plan shall receive benefits to the extent that receipt of such benefits would result in duplication of benefits provided by the corresponding Covidien Benefit Plan or any other plan, program or arrangement sponsored or maintained by a Covidien Entity. Furthermore, unless expressly provided for in this Agreement, the Separation Agreement or in any Ancillary Agreement or required by applicable Law, no provision in this Agreement shall be construed to create any right to accelerate vesting or entitlements under any compensation or Benefit Plan, program or arrangement sponsored or maintained by a Covidien Entity or Mallinckrodt Entity on the part of any Employee.

Section 1.5 No Expansion of Participation. Unless otherwise expressly provided in this Agreement, as otherwise determined or agreed to by Covidien and Mallinckrodt, as required by applicable Law, or as explicitly set forth in a Mallinckrodt Benefit Plan, a Mallinckrodt Group Employee shall be entitled to participate in the Mallinckrodt Benefit Plans on the Distribution Date only to the extent that such Mallinckrodt Group Employee was entitled to participate in the corresponding Covidien Benefit Plan as in effect immediately prior to the Distribution Date (to the extent such Mallinckrodt Group Employee is not currently participating in the respective Mallinckrodt Benefit Plan immediately prior to the Distribution Date), it being understood that this Agreement does not expand (a) the number of Mallinckrodt Group Employees entitled to participate in any Mallinckrodt Benefit Plan or (b) the participation rights of Mallinckrodt Group Employees in any Mallinckrodt Benefit Plans beyond the rights of such Mallinckrodt Group Employees under the corresponding Covidien Benefit Plans, in each case, following the Effective Time.

Section 1.6 Non-U.S. Regulatory Compliance. Covidien shall have the authority to adjust the treatment described in this Agreement with respect to Mallinckrodt Group

Employees who are located outside of the U.S. in order to ensure compliance with the applicable laws or regulations of countries outside the U.S. or to preserve the tax benefits provided under local tax law or regulation prior to the Distribution.

ARTICLE II

DEFINITIONS

Section 2.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 2.1:

“Adjusted Covidien Option” shall have the meaning set forth in Section 4.2.

“Adjusted Covidien PSU” shall have the meaning set forth in Section 4.4.

“Adjusted Covidien RSU” shall have the meaning set forth in Section 4.3.

“Affiliate” shall have the meaning set forth in the Separation Agreement.

“Agreement” shall mean this Employee Matters Agreement, together with all Schedules hereto and all amendments, modifications, and changes hereto entered into pursuant to Section 9.5.

“Ancillary Agreements” shall have the meaning set forth in the Separation Agreement.

“Assets” shall have the meaning set forth in the Separation Agreement.

“Benefit Management Records” shall have the meaning set forth in Section 3.2(b).

“Benefit Plan” shall mean any contract, agreement, policy, practice, program, plan, trust, commitment or arrangement providing for benefits, perquisites or compensation of any nature from an employer to any Employee, or to any family member, dependent, or beneficiary of any such Employee, including pension plans, thrift plans, supplemental pension plans and welfare plans, and contracts, agreements, policies, practices, programs, plans, trusts, commitments and arrangements providing for terms of employment, fringe benefits, severance benefits, change in control protections or benefits, travel and accident, life, accidental death and dismemberment, disability and accident insurance, tuition reimbursement, travel reimbursement, vacation, sick, personal or bereavement days, leaves of absences and holidays; provided, however, the term “Benefit Plan” does not include any government sponsored benefits, such as workers’ compensation, unemployment or any similar plans, programs or policies.

“COBRA” shall mean the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as codified at Section 601 et seq. of ERISA and at Section 4980B of the Code.

“Code” shall have the meaning set forth in the Separation Agreement.

“Covidien” shall have the meaning set forth in the preamble to this Agreement.

“Covidien Adjusted Exercise Price” shall have the meaning set forth in Section 4.2(a)(i).

“Covidien Benefit Plan” shall mean any Benefit Plan sponsored or maintained by a Covidien Entity immediately prior to the Effective Time.

“Covidien Entity” shall mean any member of the Covidien Group.

“Covidien Equity Plan” shall mean any equity compensation plan sponsored or maintained by Covidien immediately prior to the Distribution Date, including the Covidien Stock and Incentive Plan, the Covidien Employee Stock Purchase Plan, and the Covidien Savings Related Share Plan.

“Covidien 401(k) Plan” shall mean the Covidien Retirement Savings and Investment Plan.

“Covidien Group” shall have the meaning set forth in the Separation Agreement.

“Covidien Group Employee” shall have the meaning set forth in Section 3.1(b).

“Covidien Health Plan” shall mean the Covidien Health & Welfare Benefits Plan.

“Covidien Non-qualified Plans” shall mean the Covidien Supplemental Savings and Retirement Plan, the Covidien Supplemental Executive Retirement Plan, The Kendall Company Senior Executive Supplemental Retirement Plan, the Batts Inc. Supplemental Retirement and Death Benefit Agreement and the Batts Inc. Nonqualified Deferred Compensation Plan.

“Covidien Options” shall mean exercisable and non-exercisable stock options to purchase Covidien Ordinary Shares granted pursuant to the Covidien Stock and Incentive Plan or a predecessor plan.

“Covidien Ordinary Shares” shall mean the ordinary shares, par value $0.20 per share, of Covidien.

“Covidien Pension Plan” shall mean the Kendall Pension Plan.

“Covidien Post-Distribution Stock Value” shall mean the volume weighted average per share price of Covidien Ordinary Shares trading on an ex-dividend basis on the NYSE during Regular Trading Hours on the Distribution Date.

“Covidien Pre-Distribution Stock Value” shall mean the volume weighted average per share price of Covidien Ordinary Shares trading “regular way with due bills” on the NYSE during Regular Trading Hours on the Distribution Date.

“Covidien Price Ratio” shall mean the quotient obtained by dividing the Covidien Post-Distribution Stock Value by the Covidien Pre-Distribution Stock Value, rounded to the nearest one ten-thousandth.

“Covidien PSUs” shall mean performance units granted under the Covidien Stock and Incentive Plan or a predecessor plan.

“Covidien Retained Savings Plans” shall have the meaning set forth in Section 5.2(b).

“Covidien RSUs” shall mean restricted units granted under the Covidien Stock and Incentive Plan or a predecessor plan.

“Covidien Share Ratio” shall mean the quotient obtained by dividing the Covidien Pre-Distribution Stock Value by the Covidien Post-Distribution Stock Value, rounded to the nearest one-ten-thousandth.

“Distribution” shall have the meaning set forth in the Separation Agreement.

“Distribution Date” shall have the meaning set forth in the Separation Agreement.

“Effective Time” shall have the meaning set forth in the Separation Agreement.

“Employee” shall mean any Covidien Group Employee, Former Covidien Group Employee, Mallinckrodt Group Employee or Former Mallinckrodt Group Employee.

“ERISA” shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Former Covidien Group Employee” shall mean a former employee of the Covidien Group whose employment with the Covidien Group was terminated before the Effective Time (and who is not actively employed by the Covidien Group as of the Effective Time).

“Former Employees” shall mean Former Covidien Group Employees and Former Mallinckrodt Group Employees.

“Former Mallinckrodt Group Employee” shall mean a former employee of the Mallinckrodt Business whose employment was terminated before the Effective Time (and who is not actively employed by the Mallinckrodt Group immediately following the Effective Time).

“Government Entity” shall mean any instrumentality, subdivision, court, administrative agency, commission, official or other authority of any country, state, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

“HIPAA” shall mean the U.S. Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder.

“IRS” shall mean the U.S. Internal Revenue Service.

“Law” shall have the meaning set forth in the Separation Agreement.

“Liabilities” shall have the meaning set forth in the Separation Agreement.

“Mallinckrodt” shall have the meaning set forth in the preamble to this Agreement.

“Mallinckrodt Annual Incentive Plan” shall have the meaning set forth in Section 4.6.

“Mallinckrodt Benefit Plan” shall mean any Benefit Plan sponsored or maintained by a Mallinckrodt Entity.

“Mallinckrodt Business” shall have the meaning set forth in the Separation Agreement.

“Mallinckrodt Deferred Compensation Plans” shall have the meaning set forth in Section 6.1(a).

“Mallinckrodt Entity” shall mean any member of the Mallinckrodt Group.

“Mallinckrodt Exercise Price” shall have the meaning set forth in Section 4.2(b).

“Mallinckrodt 401(k) Plan” shall mean the Mallinckrodt Pharmaceuticals Retirement Savings and Investment Plan.

“Mallinckrodt Group” shall have the meaning set forth in the Separation Agreement.

“Mallinckrodt Group Employee” shall have the meaning set forth in Section 3.1(a).

“Mallinckrodt Health Plan” shall mean the Mallinckrodt Pharmaceuticals Health & Welfare Benefits Plan.

“Mallinckrodt New Equity Plan” shall mean the Mallinckrodt Pharmaceuticals Stock and Incentive Plan adopted by Mallinckrodt prior to the Effective Time and approved by Mallinckrodt’s shareholders, under which the Mallinckrodt equity-based awards described in Article IV shall be issued.

“Mallinckrodt Options” shall have the meaning set forth in Section 4.2.

“Mallinckrodt Ordinary Shares” shall mean the ordinary shares, par value $0.20 per share, of Mallinckrodt.

“Mallinckrodt Pension Plans” shall have the meaning set forth in Section 5.1(a).

“Mallinckrodt Price Ratio” shall mean the quotient obtained by dividing the Mallinckrodt Stock Value by the Covidien Pre-Distribution Stock Value rounded to the nearest one ten-thousandth.

“Mallinckrodt PRC Nationals” shall have the meaning set forth in Section 4.1(d).

“Mallinckrodt PSUs” shall have the meaning set forth in Section 4.4.

“Mallinckrodt RSUs” shall have the meaning set forth in Section 4.3.

“Mallinckrodt Savings Plans” shall have the meaning set forth in Section 5.2(a).

“Mallinckrodt Share Ratio” shall mean the quotient obtained by dividing the Covidien Pre-Distribution Stock Value by the Mallinckrodt Stock Value, rounded to the nearest one ten-thousandth.

“Mallinckrodt Stock Value” shall mean the volume weighted average per share price of Mallinckrodt Ordinary Shares trading on the “when issued” market on the NYSE during Regular Trading Hours on the Distribution Date.

“Non-Covidien Option Holders” shall mean individuals who hold Covidien Options as of the Effective Time who are not Employees.

“NYSE” shall mean the New York Stock Exchange.

“Party” or “Parties” shall have the meaning set forth in the preamble to this Agreement.

“Person” shall have the meaning set forth in the Separation Agreement.

“Providing Party” shall have the meaning set forth in Section 1.2(b).

“Regular Trading Hours” shall mean the period beginning at 9:30 A.M., New York City time and ending at 4:00 P.M., New York City time.

“SAYE” shall have the meaning set forth in Section 4.1(d).

“Separation Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Subsidiary” shall have the meaning set forth in the Separation Agreement.

“Transition Services Agreement” shall have the meaning set forth in the Separation Agreement.

“U.S.” means the United States of America.

Section 2.2 Interpretation. The provisions of Section 11.15 of the Separation Agreement are hereby incorporated by reference.

ARTICLE III

ASSIGNMENT OF EMPLOYEES

Section 3.1 Active Employees.

(a) Mallinckrodt Group Employees. Effective no later than immediately prior to the Effective Time, the applicable Covidien Entity shall have taken such actions as are necessary to ensure that each individual who is intended to be an employee of the Mallinckrodt Group immediately following the Effective Time (collectively, the “Mallinckrodt Group Employees”) is employed by a Mallinckrodt Entity. Each of the Parties agrees to execute, and to seek to have the applicable employees execute, such documentation, if any, as may be necessary to reflect such assignment and/or transfer.

(b) Covidien Group Employees. Effective no later than immediately prior to the Effective Time, the applicable Covidien Entity shall have taken such actions as are necessary to ensure that each individual who is intended to be an employee of the Covidien Group immediately following the Effective Time (collectively, the “Covidien Group Employees”) is employed by a Covidien Entity. Each of the Parties agrees to execute, and to seek to have the applicable employees execute, such documentation, if any, as may be necessary to reflect such assignment and/or transfer.

(c) At-Will Status. Notwithstanding the above or any other provision of this Agreement, nothing in this Agreement shall create any obligation on the part of any Covidien Entity or any Mallinckrodt Entity to (i) continue the employment of any Employee or permit the return from a leave of absence for any period following the date of this Agreement or the Distribution Date (except as required by applicable Law) or (ii) change the employment status of any Employee from “at-will,” to the extent such Employee is an “at-will” employee under applicable Law.

(d) Severance. The Parties acknowledge and agree that the Distribution and the assignment, transfer or continuation of the employment of Employees as contemplated by this Section 3.1 shall not be deemed an involuntary termination of employment entitling any Mallinckrodt Group Employee or Covidien Group Employee to severance payments or benefits.

(e) Not a Change of Control/Change in Control. The Parties acknowledge and agree that neither the consummation of the Distribution nor any transaction in connection with the Distribution shall be deemed a “change of control,” “change in control,” or term of similar import for purposes of any Benefit Plan sponsored or maintained by any Covidien Entity or Mallinckrodt Entity.

(f) Confidentiality. The provisions of this Section 3.1 shall be in addition to, and not in derogation of, the provisions of Article IV and Article VII of the Separation Agreement. Except as otherwise set forth in this Agreement, all records and data relating to Employees shall, in each case, be subject to the confidentiality provisions of the Separation Agreement and any other applicable agreement and applicable Law.

Section 3.2 Employee Records.

(a) Sharing of Information. Subject to any limitations imposed by applicable Law, Covidien and Mallinckrodt (acting directly or through members of the Covidien Group or the Mallinckrodt Group, respectively) shall provide to the other and their respective authorized agents and vendors all information necessary for the Parties to perform their respective duties under this Agreement. The Parties also hereby agree to enter into any business associate arrangement that may be required for the sharing of any Information pursuant to this Agreement to comply with the requirements of HIPAA.

(b) Transfer of Personnel Records and Authorization. Subject to any limitation imposed by applicable Law and to the extent that it has not done so before the Distribution Date, on the Distribution Date, Covidien shall transfer and assign to Mallinckrodt all personnel records, all immigration documents, including I-9 forms and work authorizations, all payroll deduction authorizations and elections, whether voluntary or mandated by Law, including but not limited to W-4 forms, W-8BEN forms and deductions for benefits under the applicable Mallinckrodt Benefit Plan and all absence management records, Family and Medical Leave Act records, insurance beneficiary designations, flexible spending account enrollment confirmations, attendance, and return to work information (“Benefit Management Records”) relating to participants in Mallinckrodt Benefit Plans. Subject to any limitations imposed by applicable Law, Covidien, however, may retain originals of, copies of, or access to, personnel records, immigration records, payroll forms and Benefit Management Records as long as necessary to comply with its obligations under applicable Law or to provide services to Mallinckrodt (acting on its behalf pursuant to any Transition Services Agreement entered into by and between the Parties). Immigration records will, if and as appropriate, become a part of Mallinckrodt’s public access file. Mallinckrodt will use personnel records, payroll forms and Benefit Management Records for lawful purposes only, including calculation of withholdings from wages and personnel management. It is understood that following the Distribution Date, Covidien records so transferred and assigned may be maintained by Mallinckrodt (acting directly or through one of its Subsidiaries) pursuant to Mallinckrodt’s applicable records retention policy.

(c) Access to Records. To the extent not inconsistent with this Agreement, the Separation Agreement or any applicable privacy protection Laws or regulations, reasonable access to Employee-related records after the Distribution Date will be provided to members of the Covidien Group and members of the Mallinckrodt Group pursuant to the terms and conditions of Section 7.6 of the Separation Agreement.

(d) Maintenance of Records. With respect to retaining, destroying, transferring, sharing, copying and permitting access to all Employee-related information, Covidien and Mallinckrodt shall comply with all applicable Laws, regulations and internal policies, and shall indemnify and hold harmless each other from and against any and all Liability, claims, actions, and damages that arise from a failure (by the indemnifying party or its Subsidiaries or their respective agents) to so comply with all applicable Laws, regulations and internal policies applicable to such information.

(e) Cooperation. Each Party shall use commercially reasonable efforts to cooperate and work together to unify, consolidate and share (to the extent permissible under applicable privacy/data protection laws) all relevant documents, Board resolutions, government filings, data, payroll, employment and benefit plan Information on regular timetables, make certain that each applicable entity’s data and records are correct and updated on a timely basis, and cooperate as needed with respect to (i) any litigation with respect to any employee benefit plan, policy or arrangement contemplated by this Agreement, (ii) an audit of any employee benefit plan, policy or arrangement contemplated by this Agreement by the IRS, U.S. Department of Labor or any other Government Entity, (iii) seeking a determination letter, private letter ruling or advisory opinion from the IRS or U.S. Department of Labor on behalf of any employee benefit plan, policy or arrangement contemplated by this Agreement, and (iv) any filings that are required to be made or supplemented to the IRS, U.S. Pension Benefit Guaranty Corporation, U.S. Department of Labor or any other Government Entity; provided, however, that requests for cooperation must be reasonable and not interfere with daily business operations.

Section 3.3 Non-Solicitation. Each Party agrees that, for a period of two years from the Distribution Date, such party will not solicit for employment any employee of the other Party; provided, however, that this Section 3.3 shall not prohibit: (a) generalized solicitations which are not directed to specific individuals or employees of the other party (for the avoidance of doubt, including solicitations resulting from actions initiated by employees through the Covidien or Mallinckrodt internal posting system); (b) solicitations of persons whose employment was involuntarily terminated by the other Party; or (c) solicitations expressly permitted in writing by the Senior Vice President, Human Resources of the Party which employs the person who is to be solicited.

ARTICLE IV

INCENTIVE COMPENSATION PLANS

Section 4.1 General Principles.

(a) Covidien and Mallinckrodt shall take any and all reasonable actions as shall be necessary and appropriate to further the provisions of this Article IV, including, to the extent practicable, providing written notice or similar communication to each Employee who holds one or more equity awards granted under any of the Covidien Equity Plans informing such Employee of (i) the actions contemplated by this Article IV with respect to such awards and (ii) whether (and during what time period) any “blackout” period shall be imposed upon holders of awards granted under any of the Covidien Equity Plans during which time awards may not be exercised or settled, as the case may be.

(b) Following the Distribution, a grantee who has outstanding awards under one or more of the Covidien Equity Plans or replacement awards under the Mallinckrodt New Equity Plan shall be considered to have been employed by the applicable plan sponsor before and after the Distribution for purposes of vesting. For purposes of the equity awards and except as otherwise provided in Section 4.1(d) below, the Distribution shall not result in a termination of employment or service for any Employee, rather the date of termination of employment or service with the applicable plan sponsor following the Distribution shall be the termination date for the purposes of any outstanding equity awards.

(c) No award described in this Article IV, whether outstanding or to be issued, adjusted, substituted or cancelled by reason of or in connection with the Distribution, shall be adjusted, settled, cancelled, or exercisable, until in the judgment of the administrator of the applicable plan or program such action is consistent with all applicable Laws, including U.S. securities Laws. Neither the period of exercisability nor the term of any award will be extended on account of a period during which such an award is not exercisable pursuant to the preceding sentence.

(d) Notwithstanding anything to the contrary in this Agreement, Covidien Options which are intended to be “approved options” and that were issued pursuant to the Covidien Stock and Incentive Plan HMRC Approved Sub-Plan for the United Kingdom and options to purchase Covidien Ordinary Shares which were offered by invitation pursuant to the Covidien Savings Related Share Plan (“SAYE”) will not be adjusted as described below and any Covidien Options, Covidien PSUs or Covidien RSUs held by a Mallinckrodt Group Employee who is a resident of the People’s Republic of China (“Mallinckrodt PRC Nationals”) will not be adjusted as described below. Notwithstanding the provisions of Section 4.1(b), the Distribution shall be treated as a termination of employment from a Covidien Entity for Mallinckrodt PRC Nationals and any Mallinckrodt Group Employee in the United Kingdom who hold options to purchase Covidien Ordinary Shares through the SAYE. The applicable terms and conditions of equity awards held by Mallinckrodt PRC Nationals and the terms of the SAYE shall govern the vesting and exercisability of the applicable awards upon the Distribution.

(e) The adjustment or conversion of Covidien Options, Covidien PSUs, Covidien RSUs, Mallinckrodt Options, Mallinckrodt RSUs and Mallinckrodt PSUs shall be effectuated in a manner that is intended to avoid the imposition of any penalty or other taxes on the holders thereof pursuant to Code Section 409A.

Section 4.2 Treatment of Stock Options.

(a) Covidien Options Held by Covidien Group Employees; Former Employees; Non-Covidien Option Holders. Except as otherwise provided in Section 4.1(d), each Covidien Option that is outstanding as of the Effective Time that is held by a Covidien Group Employee, a Former Employee or a Non-Covidien Option Holder shall remain an option to purchase Covidien Ordinary Shares and shall be adjusted as described below to reflect the Distribution (each such option, an “Adjusted Covidien Option”). Each Adjusted Covidien Option shall be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to the corresponding Covidien Option immediately prior to the Effective Time; provided, however, that from and after the Effective Time:

(i) the per-share exercise price of each such Adjusted Covidien Option shall be equal to the product of (i) the per-share exercise price of the corresponding Covidien Option immediately prior to the Effective Time multiplied by (ii) the Covidien Price Ratio, rounded up to the nearest whole cent (the “Covidien Adjusted Exercise Price”); and

(ii) the number of Covidien Ordinary Shares subject to each such Adjusted Covidien Option shall be equal to the product of (i) the number of Covidien Ordinary Shares subject to the corresponding Covidien Option immediately prior to the Effective Time multiplied by (ii) the Covidien Share Ratio, with any fractional shares rounded down to the nearest whole share.

(b) Covidien Options Held by Mallinckrodt Group Employees. Except as otherwise provided in Section 4.1(d), each Covidien Option that is outstanding as of the Effective Time that is held by a Mallinckrodt Group Employee who continues to be employed by the Mallinckrodt Group immediately after the Distribution shall be converted into an option to purchase Mallinckrodt Ordinary Shares pursuant to the Mallinckrodt New Equity Plan and shall be adjusted as described below to reflect the Distribution (each such option, a “Mallinckrodt Option”). Each Mallinckrodt Option shall be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to the corresponding Covidien Option immediately prior to the Effective Time; provided, however, that from and after the Effective Time:

(i) the per-share exercise price of each such Mallinckrodt Option shall be equal to the product of (A) the per-share exercise price of the corresponding Covidien Option immediately prior to the Effective Time multiplied by (B) the Mallinckrodt Price Ratio, rounded up to the nearest whole cent (the “Mallinckrodt Exercise Price”); and

(ii) the number of Mallinckrodt Ordinary Shares subject to each such Mallinckrodt Option shall be equal to the product of (A) the number of Covidien Ordinary Shares subject to the corresponding Covidien Option immediately prior to the Effective Time multiplied by (B) the Mallinckrodt Share Ratio, with any fractional share rounded down to the nearest whole share.

Section 4.3 Restricted Units.

(a) Each award of Covidien RSUs held by a Covidien Group Employee or Former Employee immediately prior to the Effective Time shall be adjusted, effective as of the Effective Time, by multiplying the number of Covidien Ordinary Shares subject to such Covidien RSU award by the Covidien Share Ratio, which product shall be rounded down to the nearest whole number of units with a cash payment for any fractional units to be made as soon as administratively practicable after the Effective Time but in any event no later than September 1, 2013 (each such adjusted Covidien RSU, an “Adjusted Covidien RSU”); provided, however, that for any Covidien Group Employee who has satisfied the requirements for Normal Retirement (as defined in the applicable terms and conditions) as of the Effective Time, such product shall be subject to regular rounding in lieu of a cash payment for fractional units. Each Adjusted Covidien RSU shall be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to the corresponding Covidien RSU immediately prior to the Effective Time.

(b) Except as otherwise provided in Section 4.1(d), each award of Covidien RSUs held by a Mallinckrodt Group Employee immediately prior to the Effective Time who continues to be employed by the Mallinckrodt Group immediately after the Distribution shall be converted to a restricted unit award relating to a number of Mallinckrodt Ordinary Shares (the “Mallinckrodt RSUs”) determined by multiplying the number of Covidien Ordinary Shares subject to each Covidien RSU award by the Mallinckrodt Share Ratio, which product shall be rounded down to the nearest whole number of Mallinckrodt RSUs with a cash payment for any fractional units to be made as soon as administratively practicable after the Effective Time but in any event no later than September 1, 2013; provided, however, that for any Mallinckrodt Group Employee who has satisfied the requirements for Normal Retirement (as defined in the applicable terms and conditions) as of the Effective Time, such product shall be subject to regular rounding in lieu of a cash payment for fractional units. Except as otherwise provided herein, each Mallinckrodt RSU shall be subject to the same terms and conditions after the Distribution as the terms and conditions applicable to the corresponding Covidien RSUs immediately prior to the Distribution.

Section 4.4 Performance Units.

(a) Each award of Covidien PSUs held by a Covidien Group Employee or Former Employee shall be adjusted, effective as of the Effective Time, by multiplying the number of Covidien Ordinary Shares subject to such Covidien PSU award by the Covidien Share Ratio which product shall be rounded down to the nearest whole number of units with a cash payment for any fractional units to be made as soon as administratively practicable after the Effective Time but in any event no later than September 1, 2013 (each such adjusted Covidien PSU, an “Adjusted Covidien PSU”); provided, however, that for any Covidien Group Employee who has satisfied the requirements for Normal Retirement (as defined in the applicable terms and conditions) as of the Effective Time, such product shall be subject to regular rounding in lieu of a cash payment for fractional units. Each Adjusted Covidien PSU shall be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to the corresponding Covidien PSU immediately prior to the Effective Time, taking into account the adjustments to the performance measures relating to Covidien PSUs granted in fiscal years 2011 and 2012 that were approved by the Compensation Committee of the Covidien board of directors prior to the date hereof and that will be effective as of the Effective Time, as described below. The Covidien PSUs granted in fiscal year 2011 will be adjusted at the Effective Time to provide for the early conclusion of the performance cycle, resulting in such Covidien PSUs being subject to vesting based solely upon continued service through September 27, 2013. The 2012 Covidien PSUs granted in fiscal year 2012 will be adjusted at the Effective Time to provide for an updated Healthcare Industry Index (an index used for calculating total shareholder return or TSR) in order to reflect the changes in Covidien’s peer group following the distribution of the pharmaceuticals business.

(b) Except as otherwise provided in Section 4.1(d), each award of Covidien PSUs held by a Mallinckrodt Group Employee immediately prior to the Effective Time who continues to be employed by the Mallinckrodt Group immediately after the Effective Time shall be converted to a performance unit award relating to a number of Mallinckrodt Ordinary Shares determined by multiplying the number of Covidien Ordinary Shares with respect to the Covidien PSU award by the Mallinckrodt Share Ratio, which product shall be rounded down to the nearest whole number of units with a cash payment for any fractional units to be made as soon as administratively practicable after the Effective Time but in any event no later than September 1, 2013 (the “Mallinckrodt PSUs”); provided, however, that for any Covidien Group Employee who has satisfied the requirements for Normal Retirement (as defined in the applicable terms and conditions) as of the Effective Time, such product shall be subject to regular rounding in lieu of a cash payment for fractional units. The respective performance period for each award of Mallinckrodt PSUs shall cease as of the Effective Time and the performance multiplier for such award shall be determined by Covidien’s total shareholder return throughout the performance period, as determined pursuant to the amended terms and conditions of the applicable award. To the extent that there is any vesting of performance units under the applicable amended terms and conditions for Mallinckrodt PSUs, such vesting shall be subject to the Mallinckrodt Group Employee’s continued employment through the last day of the initial three-year performance period as in effective immediately prior to the Effective Time. Other than with respect to the foregoing, Mallinckrodt PSUs shall be subject to the same terms and conditions after the Distribution as the terms and conditions applicable to the corresponding Covidien PSUs immediately prior to the Distribution.

Section 4.5 Liabilities for Settlement of Awards.

(a) Settlement of Covidien Options. Covidien shall be responsible for all Liabilities associated with Covidien Options (regardless of the holder of such awards) including any option exercise, share delivery, registration or other obligations related to the exercise of the Covidien Options. Covidien shall be responsible for all Liabilities associated with amounts payable to Covidien Group Employees or Mallinckrodt Group Employees who hold UK approved options or options through the SAYE; provided, however, that Mallinckrodt shall be responsible for paying to each Mallinckrodt Group Employee, through the payroll of the applicable Mallinckrodt Entity, all compensatory payments attributable to the non-conversion of UK approved options and SAYE options in connection with the Distribution upon receipt from Covidien of a list of Mallinckrodt Group Employees eligible to receive such compensatory payment and the amount payable to such Mallinckrodt Group Employee, listed individually, with such amount to be paid no later than the second regularly scheduled pay period that occurs after Covidien provides such list and amounts. Covidien (or any Covidien Entity) shall reimburse to Mallinckrodt (or the applicable Mallinckrodt Entity) the total amount payable to Mallinckrodt Group Employees pursuant to the previous sentence within sixty (60) days after receipt of an invoice from Mallinckrodt requesting reimbursement for such payment.

(b) Settlement of Outstanding Covidien RSUs. Covidien shall be responsible for all Liabilities associated with Covidien RSUs including any share delivery, registration or other obligations related to the settlement of the Covidien RSUs.

(c) Settlement of Outstanding Covidien PSUs. Covidien shall be responsible for all Liabilities associated with Covidien PSUs, including any share delivery, registration or other obligations related to the settlement of Covidien PSUs.

(d) Settlement of Mallinckrodt Options. Mallinckrodt shall be responsible for all Liabilities associated with Mallinckrodt Options (regardless of the holder of such awards) including any option exercise, share delivery, registration or other obligations related to the exercise of the Mallinckrodt Options.

(e) Settlement of Outstanding Mallinckrodt RSUs. Mallinckrodt shall be responsible for all Liabilities associated with Mallinckrodt RSUs including any share delivery, registration or other obligations related to the settlement of the Mallinckrodt RSUs.

(f) Settlement of Outstanding Mallinckrodt PSUs. Mallinckrodt shall be responsible for all Liabilities associated with Mallinckrodt PSUs, including any share delivery, registration or other obligations related to the settlement of Mallinckrodt PSUs.

Section 4.6 Annual Incentive Plan Payments.

(a) Not later than the Effective Time, Mallinckrodt shall, or shall cause another Mallinckrodt Entity to, assume or adopt a plan (the “Mallinckrodt Annual Incentive Plan”) for the fiscal year in which the Distribution occurs that will contain terms that are identical to the terms provided to Mallinckrodt Group Employees under the Covidien Annual Incentive Plan immediately prior to the Effective Time, subject to Mallinckrodt’s right to amend such plan after the Effective Time in accordance with the terms thereof.

(b) For the avoidance of doubt, (i) the Covidien Group shall be solely responsible for funding, paying, and discharging all obligations relating to any annual incentive bonus awards that any Covidien Group Employee is eligible to receive under any Covidien annual incentive plan with respect to payments made beginning at or after the Effective Time, and no Mallinckrodt Entity shall have any obligations with respect thereto; and (ii) the Mallinckrodt Group shall be solely responsible for funding, paying, and discharging all obligations relating to any annual incentive bonus awards that any Mallinckrodt Group Employee is eligible to receive under any Mallinckrodt Group annual incentive plan or other short-term incentive compensation plan with respect to payments made at or after the Effective Time, including, but not limited to, the Mallinckrodt Annual Incentive Plan, and no Covidien Entity shall have any obligations with respect thereto.

Section 4.7 Equity Plan Approval. Covidien and Mallinckrodt shall take all actions as may be necessary or advisable to adopt and obtain shareholder approval of any stock-based employee benefit plans of Mallinckrodt (and the grants of adjusted awards over Covidien shares by Covidien and of awards over Mallinckrodt shares by Mallinckrodt) in order to satisfy the requirement of Rule 16b-3 under the Exchange Act, and the applicable rules and regulations of the NYSE.

ARTICLE V

U.S. QUALIFIED RETIREMENT PLANS

Section 5.1 Pension Plans.

(a) Mallinckrodt Pension Plans.

(i) To the extent not completed before the Effective Time, effective as of the Distribution Date, a Mallinckrodt Entity shall assume sponsorship of and be solely responsible for the management and administration of, and except as otherwise provided below, be responsible for all Assets and Liabilities under the pension plans listed in Schedule 5.1(a) (the “Mallinckrodt Pension Plans”). Mallinckrodt and Covidien shall reasonably cooperate with each other in order to facilitate all actions contemplated by this Section 5.1(a). Nothing contained in this Agreement shall alter in any way the right of Mallinckrodt, subsequent to the Distribution Date, to amend or terminate any of the Mallinckrodt Pension Plans in accordance with its terms and applicable Law.

(ii) Effective as of the Distribution Date, a Mallinckrodt Entity shall be solely responsible for the adjudication of any claims filed by Mallinckrodt Group Employees or Former Mallinckrodt Group Employees under a Mallinckrodt Pension Plan including, but not limited to, claims filed before the Distribution Date under such plans as in effect as of the date such claim was filed, provided that (A) the claim relates to Assets or Liabilities assumed by Mallinckrodt under Section 5.1(a)(i); (B) the claim has not been finally adjudicated by Covidien on the day immediately preceding the Distribution Date; and (C) under the applicable claims procedure, the applicable Mallinckrodt Entity’s plan administrator or other authorized person or committee will have at least a sixty (60)-day period after the Distribution Date to respond to such claim. Covidien shall be solely responsible for the adjudication of any claim that satisfies subsections (A) and (B) but not (C); provided, however, that if Covidien’s response to such claim does not finally adjudicate the claim, Covidien shall immediately transfer administration of such claim to Mallinckrodt for final adjudication upon sending its response to the claimant.

(b) Covidien Pension Plan. Following the Distribution Date, a Covidien Entity shall retain sole responsibility for all benefits accrued prior to the Distribution Date, Assets and Liabilities for the Covidien Pension Plan and Mallinckrodt shall have no obligation with respect thereto. Nothing contained in this Agreement shall alter in any way the right of Covidien, subsequent to the Distribution Date, to amend or terminate the Covidien Pension Plan in accordance with its terms and applicable Law.

(c) To the extent it is determined by mutual agreement of the Parties following the Distribution Date that any assets relating to the Mallinckrodt Pension Plans or the Covidien Pension Plan either (1) were not transferred to the master trust established on behalf of the Mallinckrodt Pension Plans or Covidien Pension Plan, respectively, by the Distribution Date or (2) were acquired after the Distribution Date by a Party’s master trust and such assets should have been or should be allocated to the other Party’s master trust, the Parties shall cooperate to ensure that such assets are allocated to the appropriate Party’s master trust as soon as practicable following such determination. The determination of which Party’s trust shall be the appropriate trust for assets shall be governed by ERISA and shall be made by the named fiduciaries for the respective plans.

Section 5.2 Defined Contribution Plans.

(a) Mallinckrodt Savings Plans.

(i) To the extent not completed before the Effective Time, effective as of the Distribution Date, a Mallinckrodt Entity shall assume sponsorship of and be solely responsible for the management and administration of all Assets and Liabilities under the Mallinckrodt 401(k) Plan and any other defined contribution plan in the U.S. covering Mallinckrodt Group Employees or Former Mallinckrodt Group Employees as of the Distribution Date and listed in Schedule 5.2(a) (the “Mallinckrodt Savings Plans”). Nothing contained in this Agreement shall alter in any way the right of Mallinckrodt, subsequent to the Distribution Date, to amend or terminate the Mallinckrodt Savings Plans in accordance with its terms and applicable Law.

(ii) Effective as of the Distribution Date, a Mallinckrodt Entity shall be solely responsible for the adjudication of claims filed by Mallinckrodt Group Employees or Former Mallinckrodt Group Employees under a Mallinckrodt Savings Plan, including, but not limited to, claims filed before the Distribution Date under such plans as in effect on the date such claim was filed provided that (A) the claim relates to Assets or Liabilities assumed by Mallinckrodt under this Section 5.2(a); (B) the claim has not been finally adjudicated by Covidien on the day immediately preceding the Distribution Date; and (C) under the applicable claims procedure, the applicable Mallinckrodt Entity’s plan administrator or other authorized person or committee will have at least a sixty (60)-day period after the Distribution Date to respond to such claim. Covidien shall be solely responsible for the adjudication of any claim that satisfies subsections (A) and (B) but not (C); provided, however, that if Covidien’s response to such claim does not finally adjudicate the claim, Covidien shall immediately transfer administration of such claim to Mallinckrodt for final adjudication upon sending its response to the claimant.

(b) Covidien Retained Savings Plans. Following the Distribution Date, a Covidien Entity shall retain sole responsibility for all benefit obligations incurred prior to the Distribution Date and Liabilities under the Covidien 401(k) Plan and the Covidien Retirement Savings and Investment Plan for Puerto Rico Employees and any other defined contribution plan in the U.S. covering Covidien Group Employees (the “Covidien Retained Savings Plans”). Nothing contained in this Agreement shall alter in any way the right of Covidien, subsequent to the Distribution Date, to amend or terminate a Covidien Retained Savings Plan in accordance with its terms and applicable Law.

Section 5.3 Employee Benefit Plan Governance Structure. To the extent not completed before the Effective Time, effective as of the Distribution Date, a Mallinckrodt Entity shall take all such actions as are necessary to (a) establish an employee benefit plan governance structure that includes, at a minimum, an investment committee and administrative committee authorized to serve as named fiduciaries of any Benefit Plan sponsored or maintained by a Mallinckrodt Entity that is governed by ERISA; (b) appoint members of such investment and administrative committees; and (c) establish a new trust or trusts to hold tax-qualified retirement plan assets as required by ERISA and applicable Law. Effective as of the Effective Time, Mallinckrodt shall assume and shall be solely responsible for all fiduciary responsibilities pursuant to ERISA and applicable Law that are associated with the Mallinckrodt Savings Plans and Mallinckrodt Pension Plans.

ARTICLE VI

U.S. NON-QUALIFIED DEFERRED COMPENSATION PLANS

Section 6.1 Mallinckrodt Non-Qualified Deferred Compensation Plans.

(a) To the extent not completed before the Effective Time, effective as of the Distribution Date, a Mallinckrodt Entity shall assume sponsorship of and be solely responsible for the management, administration and satisfaction of all Assets and Liabilities under any non-qualified deferred compensation plan in the U.S. maintained by Covidien or any Subsidiary of Covidien and each other Person that is controlled directly or indirectly by Covidien (including, to the extent applicable, any member of the Mallinckrodt Group) as of the day prior to the Distribution Date, other than the Covidien Non-qualified Plans (the “Mallinckrodt Deferred Compensation Plans”). This Agreement hereby authorizes the transfer of sponsorship of any Mallinckrodt Deferred Compensation Plan that has not been transferred to a Mallinckrodt Entity by the Distribution Date, with Covidien authorizing the transfer of sponsorship on behalf of the applicable Covidien Entity and Mallinckrodt authorizing the acceptance of plan sponsorship on behalf of the applicable Mallinckrodt Entity. Nothing contained in this Agreement shall alter in any way the right of Mallinckrodt, subsequent to the Distribution Date, to amend or terminate a Mallinckrodt Deferred Compensation Plan in accordance with its terms and applicable Law.

(b) All elections by Mallinckrodt Group Employees, and Former Mallinckrodt Group Employees that were in effect immediately prior to the Distribution Date shall continue in effect from and after the Distribution Date until a new election that by its terms supersedes the prior election is made by such Mallinckrodt Group Employee or Former Mallinckrodt Group Employee in accordance with the terms of the applicable Mallinckrodt Deferred Compensation Plan and consistent with the provisions of Code Section 409A, to the extent applicable.

(c) As of the Distribution Date, a Mallinckrodt Entity shall be solely responsible for the adjudication of claims filed by Mallinckrodt Group Employees or Former Mallinckrodt Group Employees under a Mallinckrodt Deferred Compensation Plan before the Distribution Date, provided that (A) the claim relates to Assets or Liabilities assumed by Mallinckrodt under this Section 6.1; (B) the claim has not been finally adjudicated by Covidien as of the day immediately preceding the Distribution Date; and (C) under the applicable claims procedure Mallinckrodt’s plan administrator or other authorized person or committee will have at least a sixty (60)-day period after the Distribution Date to respond to such claim. Covidien shall be solely responsible for the adjudication of any claim that satisfies subsections (A) and (B) but not (C); provided, however, that if Covidien’s response to such claim does not finally adjudicate the claim, Covidien shall immediately transfer administration of such claim to Mallinckrodt for final adjudication upon sending its response to the claimant.

(d) Payments to Mallinckrodt Group Employees and Former Mallinckrodt Group Employees under a Mallinckrodt Deferred Compensation Plan shall be made by a Mallinckrodt Entity as determined in the sole discretion of Mallinckrodt.

Section 6.2 Covidien Non-Qualified Deferred Compensation Plan. Following the Distribution Date, Covidien shall retain sole responsibility for the satisfaction of all Liabilities under Covidien Non-qualified Plans and all Liabilities with respect to nonqualified deferred compensation plan benefits for Covidien Group Employees and Former Covidien Group Employees.

Section 6.3 Participation; Distributions. Covidien and Mallinckrodt acknowledge that none of the transactions contemplated by the Separation Agreement or any Ancillary Agreement will trigger a payment or distribution of compensation under any of the Covidien Non-qualified Plans or Mallinckrodt Deferred Compensation Plans for any participant and, consequently, that the payment or distribution of any compensation to which such participant is entitled under any of the Covidien Non-qualified Plans or Mallinckrodt Deferred Compensation Plans will occur upon such participant’s separation from service from the Mallinckrodt Group or at such other time as provided in the applicable Mallinckrodt Deferred Compensation Plan or participant’s deferral election.

ARTICLE VII

U.S. HEALTH, WELFARE AND FRINGE BENEFIT PLANS

Section 7.1 Health Plans.

(a) Effective as of January 1, 2013, a Mallinckrodt Entity established or caused to be established the Mallinckrodt Health Plan. After the Distribution Date, a Mallinckrodt Entity shall be solely responsible for the management and administration of the Mallinckrodt Health Plan, including compliance with COBRA continuation coverage requirements, and solely responsible for the payment of all employer-related costs associated with establishing, administering and maintaining the Mallinckrodt Health Plan, and for the collection and remittance of participant contributions and premium payments.

Except as provided below, a Mallinckrodt Entity shall be solely responsible for the adjudication of any claims filed by a Mallinckrodt Group Employee or Former Mallinckrodt Group Employee before the Distribution Date under the Mallinckrodt Health Plan. Notwithstanding the previous sentence, a Covidien Entity shall be solely responsible for the adjudication of any claims filed by a Mallinckrodt Group Employee or Former Mallinckrodt Group Employee under the Mallinckrodt Health Plan before the Distribution Date that (A) has not been finally adjudicated by a Covidien Entity on the day immediately preceding the Distribution Date; and (B) under the applicable claims procedure, the applicable Covidien Entity’s plan administrator or other authorized person or committee will have a less than sixty (60)-day period after the Distribution Date to respond to such claim. Notwithstanding the previous sentence, if Covidien’s response to such claim does not finally adjudicate the claim, Covidien shall immediately upon sending its response to the claimant transfer administration of such claim to Mallinckrodt for final adjudication. Any determination made or settlements entered into by a Covidien Entity prior to the Distribution Date with respect to claims incurred under the Mallinckrodt Health Plan by Mallinckrodt Group Employees or Former Mallinckrodt Group Employees shall be final and binding.

Section 7.2 Section 125 Plans. Effective as of January 1, 2013, a Mallinckrodt Entity established or caused to be established a Mallinckrodt Section 125 Plan. After the Distribution Date, a Mallinckrodt Entity shall be solely responsible for the management and administration of the Mallinckrodt Section 125 Plan.

Section 7.3 Fringe Benefits. Effective as of the Distribution Date and to the extent it is not part of the Mallinckrodt Health Plan, Mallinckrodt shall be responsible for establishing (as necessary) and maintaining its own U.S. fringe benefit plans, policies and arrangements, including any employee assistance program, educational assistance program, adoption assistance program and any other fringe benefit plans, programs and arrangements. Mallinckrodt shall be solely responsible for the management and administration of and assume financial and administrative Liability and all related obligations and responsibilities with respect to claims for such fringe benefits incurred by Mallinckrodt Group Employees and Former Mallinckrodt Group Employees (but not paid by Covidien) prior to the Distribution Date.

Section 7.4 Workers’ Compensation. With respect to claims for workers’ compensation in the U.S., (a) the Covidien Group shall be responsible for claims in respect of Covidien Group Employees and Former Covidien Group Employees, whether occurring prior to, on or following the Distribution Date and (b) the Mallinckrodt Group shall be responsible for all claims in respect of Mallinckrodt Group Employees and Former Mallinckrodt Group Employees occurring on or following the Distribution Date. For purposes of this Section 7.4, claims shall be deemed to be incurred upon the occurrence of the injury giving rise to such claim.

Section 7.5 Indemnification. Mallinckrodt agrees to hold Covidien harmless with respect to any Liabilities related to actions taken to establish any Benefit Plans and related third party administrative agreements prior to the Distribution Date.

Section 7.6 Termination of Participation. Except as otherwise provided under this Agreement or in any Transition Services Agreements and to the extent that Mallinckrodt Group Employees have not previously ceased participating in a Covidien Benefit Plan, effective as of the Effective Time, Mallinckrodt Group Employees shall cease participating in any Covidien Benefit Plan and shall, thereafter, be ineligible for benefits under any Covidien Benefit Plan.

ARTICLE VIII

NON-U.S. EMPLOYEES

To the extent not completed before the Effective Time, as of the Distribution Date, a Mallinckrodt Entity shall take such steps as are necessary or appropriate to adopt and provide benefit plan coverage to Mallinckrodt Group Employees working in Non-U.S. jurisdictions that is similar to the benefit plan coverage provided by a Covidien Entity immediately prior to the date that such Mallinckrodt Entity provides such benefit plan coverage; provided, however, that given the limited number of Mallinckrodt Group Employees in certain jurisdictions and the practical limitations of establishing similar benefit plan coverage in such jurisdictions, such arrangements may be different than benefit plan coverage provided by a Covidien Entity and may be determined by Mallinckrodt in its sole discretion. Mallinckrodt shall indemnify Covidien for any and all claims made by any Mallinckrodt Group Employee that relates to the transition of employment in Non-U.S. jurisdictions in connection with the Distribution and resulting changes to benefit plan coverage.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1 Preservation of Rights to Amend. The rights of each Covidien Entity and each Mallinckrodt Entity to amend, waive, or terminate any plan, arrangement, agreement, program, or policy referred to herein shall not be limited in any way by this Agreement.

Section 9.2 Fiduciary Matters. Covidien and Mallinckrodt each acknowledges that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good-faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or standard. Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.

Section 9.3 Entire Agreement. This Agreement, together with the documents referenced herein (including the Separation Agreement, the Ancillary Agreements and the plans and agreements referenced herein), constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof. To the extent any provision of this Agreement conflicts with the provisions of the Separation Agreement, the provisions of this Agreement shall be deemed to control with respect to the subject matter hereof.

Section 9.4 Binding Effect; No Third-Party Beneficiaries; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, this Agreement is solely for the benefit of the Parties and should not be deemed to confer upon any third parties any remedy, claim, Liability, reimbursement, cause of action, or other right in excess of those existing without reference to this Agreement. Nothing in this Agreement is intended to amend any employee benefit plan or affect the applicable plan sponsor’s right to amend or terminate any employee benefit plan pursuant to the terms of such plan. The provisions of this Agreement are solely for the benefit of the Parties, and no current or former Employee, officer, director, or independent contractor or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement. This Agreement may not be assigned by any Party, except with the prior written consent of the other Parties.

Section 9.5 Amendment. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.

Section 9.6 Remedies Cumulative. All rights and remedies existing under this Agreement or the Schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 9.7 Notices. Unless otherwise expressly provided herein, all notices, claims, certificates, requests, demands and other communications hereunder shall be made or given in accordance with the provisions of Section 11.5 of the Separation Agreement.

Section 9.8 Counterparts. This Agreement, including the Schedules hereto and the other documents referred to herein, may be executed in multiple counterparts, each of which when executed shall be deemed to be an original but all of which together shall constitute one and the same agreement.

Section 9.9 Severability. If any provision of this Agreement or any Ancillary Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

Section 9.10 Governing Law. The construction, interpretation and performance of this Agreement shall be governed and construed according to the laws of the State of New York, without regard to conflicts of laws principles (other than Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York).

Section 9.11 Dispute Resolution. The dispute resolution procedures set forth in Article VIII of the Separation Agreement shall apply to any dispute, controversy or claim (whether sounding in contract, tort or otherwise) that arises out of or relates to this Agreement, any breach or alleged breach hereof, the transactions contemplated hereby (including all actions taken in furtherance of the transactions contemplated hereby on or prior to the date hereof), or the construction, interpretation, enforceability, or validity hereof.

Section 9.12 Performance. Covidien will cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by any member of the Covidien Group. Mallinckrodt will cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by any member of the Mallinckrodt Group. Each party (including its permitted successors and assigns) further agrees that it will (a) give timely notice of the terms, conditions and continuing obligations contained in this Section 9.12 to all of the other members of its Group, and (b) cause all of the other members of its Group not to take any action or fail to take any such action inconsistent with such party’s obligations under this Agreement or the transactions contemplated hereby.

Section 9.13 Construction. This Agreement shall be construed as if jointly drafted by the Parties and no rule of construction or strict interpretation shall be applied against any Party.

Section 9.14 Effect if Distribution Does Not Occur. Notwithstanding anything in this Agreement to the contrary, if the Separation Agreement is terminated prior to the Effective Time, this Agreement shall be of no further force and effect.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names by a duly authorized officer as of the date first written above.

COVIDIEN PLC
By:
Name:
Title:
MALLINCKRODT PLC
By:
Name:
Title:

Schedule 5.1(a)

LIST OF MALLINCKRODT PENSION PLANS

Mallinckrodt Inc. Retirement Plan

Mallinckrodt Inc. Cash Balance Pension Plan

Mallinckrodt St. Louis Union Pension Plan

Mallinckrodt Greenville Union Pension Plan

Liebel-Flarsheim Salaried Pension Plan

Liebel-Flarsheim Union Pension Plan

Schedule 5.2(a)

LIST OF MALLINCKRODT SAVINGS PLANS

Mallinckrodt Pharmaceuticals Savings and Investment Plan

CNS Therapeutics 401(k) Savings Plan